Exhibit 99.1

JOINT FILING AGREEMENT

This JOINT FILING AGREEMENT (this “Agreement”), is made and entered into as of April 3, 2012, by and among Mason Hill Advisors LLC, a Delaware limited liability company (“Mason Hill”), Equinox Asset Management LLC, a Delaware limited liability company (“EAM”), Equinox Partners, L.P., a Delaware limited partnership (“Equinox Partners”), Mason Hill Partners, LP, a Delaware Limited Partnership (“Mason Hill Partners”), Equinox Illiquid General Partner, LP, a Delaware limited partnership (“Illiquid GP”), Equinox Illiquid Fund, LP, a Delaware limited partnership (“Illiquid), and Sean M. Fieler (together with Mason Hill, EAM, Equinox Partners, Mason Hill Partners and Illiquid GP, the “Mason Hill Parties”).

The Mason Hill Parties hereby acknowledge and agree that the Statement on Schedule 13D to which this Agreement is attached as an exhibit (the “Statement”), relating to the common shares, without par value, of MAG Silver Corp., a company incorporated in British Columbia, is filed with the Securities and Exchange Commission pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, on behalf of each of the Mason Hill Parties and that any subsequent amendments to the Statement shall be filed on behalf of each of the Mason Hill Parties without the necessity of filing additional joint filing agreements. Each Mason Hill Party acknowledges that it shall be responsible for the timely filing of any such amendments and for the completeness and accuracy of the information concerning him or it contained herein and therein, but shall not be responsible for the completeness or accuracy of the information concerning the other Mason Hill Parties, except to the extent he or it knows or has reason to believe that such information is inaccurate.

This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, each of the undersigned hereby executes this Agreement as of the date first set forth above.

MASON HILL ADVISORS LLC By: /s/ Sean M. Fieler Name: Sean M. Fieler Title: Manager	EQUINOX ASSET MANAGEMENT LLC By: /s/ Sean M. Fieler Name: Sean M. Fieler Title: Manager
EQUINOX PARTNERS, L.P. By: Equinox Asset Management LLC, its general partner By: /s/ Sean M. Fieler Name: Sean M. Fieler Title: Manager	MASON HILLS PARTNERS, LP By: Equinox Asset Management LLC, its general partner By: /s/ Sean M. Fieler Name: Sean M. Fieler Title: Manager
EQUINOX ILLIQUID GENERAL PARTNER, LP By: /s/ Sean M. Fieler Name: Sean M. Fieler Title: Authorized Signatory	EQUINOX ILLIQUID FUND, LP By: Equinox Illiquid General Partner, LP, its general partner By: /s/ Sean M. Fieler Name: Sean M. Fieler Title: Authorized Signatory
SEAN M. FIELER By: /s/ Sean M. Fieler